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                                                                  EXHIBIT 5.01

                               September 28, 1999

Integrated Systems, Inc.
201 Moffett Park Drive
Sunnyvale, California  94089

Gentlemen/Ladies:

         At your request, we have examined the Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") to be filed by you with the Securities and Exchange Commission (the "COMMISSION") on or about September 28, 1999 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,800,000 shares of the Common Stock (the "STOCK") of Integrated Systems, Inc., a California corporation ("the Company"),
1,000,000 of which are subject to issuance by you upon the exercise of stock options granted or to be granted by you under your 1998 Equity Incentive Plan, as amended (the "1998 PLAN"), and 800,000 of which are subject to issuance by you under your 1999 Employee Stock Purchase Plan (the "1999 PLAN"). The 1998 Plan and the 1999 Plan are collectively referred to in this letter as the "Plans". In rendering this opinion, we have examined the following:

        (1) your registration statement on Form S-8 (File Number 333-12799) filed with and declared effective by the Commission on September 27, 1996, together with the Company's Bylaws filed as a part thereof;

        (2) your registration statement on Form 8-A (File Number 0-18268) filed with the Commission on January 29, 1990, as amended by Amendment No. 1 filed with the Commission on March 1, 1990, together with the order of effectiveness issued by the Commission therefor on March 5, 1990;

        (3) the Registration Statement, together with the Exhibits filed as a part thereof;

        (4) the Prospectuses prepared in connection with the Registration Statement;

        (5) the minutes of meetings and actions by written consent of the shareholders and Board of Directors that are contained in your minute books that are in our possession;

        (6) the stock records that you have provided to us (consisting of a letter dated September 23, 1999 from your transfer agent, ChaseMellon Shareholder Services, stating the number of shares of your capital stock issued and outstanding on such date and a report of the number of options that are outstanding respecting your capital stock and of any other rights outstanding to your purchase capital stock that was prepared by you and dated September 23, 1999); and

        (7) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

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         We have also confirmed the continued effectiveness of the Company's registration under the Securities Exchange Act of 1934, as amended, by telephone call to the offices of the Commission and have confirmed your eligibility to use Form S-8.

         In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

         As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials and records referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; HOWEVER, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

         We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California.

         Based upon the foregoing, it is our opinion that the 1,000,000 shares of Stock that may be issued and sold by you upon the exercise of stock options granted or to be granted under the 1998 Plan and the 800,000 shares of Stock that may be issued and sold by you under the 1999 Plan, when issued and sold in accordance with the applicable plan and stock option or other agreements to be entered into thereunder, and in the manner referred to in the relevant Prospectus associated with the Registration Statement, will be validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

         This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for the your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.


                               Very truly yours,


                               FENWICK & WEST LLP

                               By:

                               /s/ Fred M. Greguras, a Partner




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